CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Trust for Investment Managers and to the use of our report dated September 27, 1999 on the statement of assets and liabilities of the Villere Balanced Fund ("FUND"). Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.


                                            /s/Tait, Weller & Baker

                                               TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 27, 1999